                                                                    EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                OMSYSTEMS, INC.,

                      THE SHAREHOLDERS OF OMSYSTEMS, INC.,

                             INFOCURE SYSTEMS, INC.

                                       AND

                              INFOCURE CORPORATION



                             DATED: FEBRUARY 8, 1999
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                                TABLE OF CONTENTS

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1. DEFINITIONS....................................................................................................2
         1.1. "AFFILIATE".........................................................................................2
         1.2. "AVERAGE PER SHARE CLOSING PRICE"...................................................................2
         1.3. "BEST EFFORTS"......................................................................................2
         1.4. "BREACH"............................................................................................2
         1.5. "CLOSING"...........................................................................................2
         1.6. "CLOSING DATE"......................................................................................2
         1.7. "COMPANY MATERIAL ADVERSE EFFECT"...................................................................3
         1.8. "CONSENT"...........................................................................................3
         1.9. "CONTEMPLATED TRANSACTIONS".........................................................................3
         1.10. "CONTRACT".........................................................................................3
         1.11. "DAMAGES"..........................................................................................3
         1.12. "DISCLOSURE SCHEDULE"..............................................................................3
         1.13. "EFFECTIVE TIME"...................................................................................3
         1.14. "ENCUMBRANCE"......................................................................................3
         1.15. "ENVIRONMENTAL REQUIREMENTS".......................................................................4
         1.16. "ERISA"............................................................................................4
         1.17. "FACILITIES".......................................................................................4
         1.18. "GAAP".............................................................................................4
         1.19. "GOVERNMENTAL AUTHORIZATION".......................................................................4
         1.20. "GOVERNMENTAL BODY"................................................................................4
         1.21. "IRS"..............................................................................................4
         1.22. "KNOWLEDGE"........................................................................................4
         1.23. "LEGAL REQUIREMENT"................................................................................5
         1.24. "ORDER"............................................................................................5
         1.25. "ORDINARY COURSE OF BUSINESS"......................................................................5
         1.26. "ORGANIZATIONAL DOCUMENTS".........................................................................5
         1.27. "PERCENTAGE OWNERSHIP".............................................................................5
         1.28. "PERSON"...........................................................................................5
         1.29. "PLAN".............................................................................................6
         1.30. "PROCEEDING".......................................................................................6
         1.31. "RELATED PERSON"...................................................................................6
         1.32. "REPRESENTATIVE"...................................................................................7
         1.33. "SECURITIES ACT"...................................................................................7
         1.34. "TAX RETURNS"......................................................................................7
         1.35. "TAXES"............................................................................................7
         1.36. "THREATENED".......................................................................................7

2. MERGER.........................................................................................................7
         2.1. The Merger..........................................................................................7
         2.2. Effect of the Merger................................................................................8

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
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         2.3. Consummation of the Merger..........................................................................8
         2.4. Articles of Incorporation; Bylaws; Directors and Officers...........................................8
         2.5. Conversion of Securities............................................................................8
         2.6. Deposit of Shares in Escrow.........................................................................9
         2.7. Closing.............................................................................................9
         2.8. Additional Actions..................................................................................9

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS.............................................9
         3.1. Organization, Good Standing, Corporate Power and Subsidiaries......................................10
         3.2. Authority; No Conflict.............................................................................10
         3.3. Capitalization.....................................................................................11
         3.4. Financial Statements...............................................................................12
         3.5. Books and Records..................................................................................12
         3.6. Real Property Interests............................................................................13
         3.7. Condition and Sufficiency of Assets................................................................13
         3.8. Accounts Receivable................................................................................13
         3.9. Inventory..........................................................................................13
         3.10. No Undisclosed Liabilities........................................................................14
         3.11. Taxes.............................................................................................14
         3.12. No Material Adverse Change........................................................................15
         3.13. Employee Benefits Matters.........................................................................15
         3.14. Compliance With Legal Requirements; Governmental Authorizations...................................16
         3.15. Legal Proceedings; Orders.........................................................................17
         3.16. Absence of Certain Changes and Events.............................................................18
         3.17. Contracts; No Defaults............................................................................19
         3.18. Insurance.........................................................................................22
         3.19. Environmental Matters.............................................................................23
         3.20. Employees.........................................................................................23
         3.21. Government Contracts..............................................................................24
         3.22. Intellectual Property Rights of the Company.......................................................24
         3.23. Certain Payments..................................................................................31
         3.24. Relationships With Related Persons................................................................31
         3.25. Brokers or Finders................................................................................31
         3.26. Disclosure........................................................................................32

4. REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF ISI AND INFOCURE...............................................32
         4.1. Organization.......................................................................................32
         4.2. Authorization......................................................................................32
         4.3. Absence of Restrictions and Conflicts..............................................................33
         4.4. Capitalization of InfoCure.........................................................................33
         4.5. InfoCure SEC Reports...............................................................................33
         4.6. Litigation.........................................................................................34
         4.7. Disclosure.........................................................................................34

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
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         4.8. Certain Proceedings................................................................................34
         4.9. Brokers or Finders.................................................................................34

5. COVENANTS OF THE PARTIES......................................................................................34
         5.1. Mutual Covenants...................................................................................35
         5.2. Covenants of the Company...........................................................................37

6. CONDITIONS....................................................................................................39
         6.1. Mutual Conditions..................................................................................39
         6.2. Conditions to Obligations of ISI and InfoCure......................................................40
         6.3. Conditions to Obligations of the Company and the Shareholders......................................41

7. INDEMNIFICATION; REMEDIES.....................................................................................42
         7.1. Agreement by Shareholders to Indemnify.............................................................42
         7.2. Matters Involving Third Parties....................................................................43
         7.3. Appointment of Shareholders' Representative........................................................44

8. TERMINATION...................................................................................................44
         8.1. Termination Events.................................................................................44

9. MISCELLANEOUS.................................................................................................45
         9.1. Notices............................................................................................45
         9.2. Further Assurances.................................................................................48
         9.3. Waiver.............................................................................................48
         9.4. Entire Agreement and Modification..................................................................48
         9.5. Assignments, Successors and No Third-Party Rights..................................................48
         9.6. Pooling of Interests...............................................................................49
         9.7. Section Headings, Construction.....................................................................49
         9.8. Time of Essence....................................................................................49
         9.9. Governing Law......................................................................................49
         9.10. Counterparts......................................................................................49
         9.11. Reservation of Rights With Respect to Gwaltney Dispute............................................50


EXHIBITS:

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Exhibit A                     Certificate of Merger
Exhibit B-1                   Employment Agreement of Reid W. Simmons
Exhibit B-2                   Employment Agreement of James C. Davis, D.M.D.
Exhibit C                     Non-Competition Agreement
Exhibit D                     Escrow Agreement
Exhibit E                     Registration Rights Agreement
Exhibit F                     Affiliate's Agreement
Exhibit G                     Legal Opinion of Self & Davis, LLP
Exhibit H                     Legal Opinion of Morris, Manning & Martin, L.L.P.

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                                       iv
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                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), is entered into as of the 8th day of February, 1999, by and among OMSYSTEMS, a Georgia corporation (the "Company"), the individuals who are Shareholders of the Company as of the date hereof identified on SCHEDULE 1 hereto (hereinafter together with such other parties who may become Shareholders of the Company after the date hereof, but prior to the Effective Time of Merger, referred to collectively as the "Shareholders"), INFOCURE CORPORATION, a Delaware Corporation ("InfoCure") and INFOCURE SYSTEMS, INC., a Georgia corporation which is a wholly-owned subsidiary of InfoCure ("ISI").

                                   BACKGROUND

         A. The respective Boards of Directors of the Company and the Shareholders, as the sole Shareholders of the Company, deem it advisable and in the best interests of the Company, ISI and InfoCure that the Company merge with and into ISI pursuant to this Agreement and the Certificate of Merger substantially in the form of EXHIBIT A attached hereto (the "Certificate of Merger") whereby ISI will be the surviving corporation. Upon the Merger, each issued and outstanding share of common stock of the Company, $0.01 value per share (the "Company Common Stock"), will be converted into the right to receive a certain number of shares of common stock, $.001 par value per share, of InfoCure ("InfoCure Common Stock"), such number to be determined as provided herein.

         B. The Company, InfoCure, ISI and the Shareholders desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         C. The parties intend that the Merger constitute a tax-free "reorganization" within the meaning of section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of section 368(a)(2)(D) thereof.

         D. The parties intend that the Merger be accounted for as a pooling of interests for financial reporting purposes.

         E. Concurrently with the consummation of the Merger and as an inducement to ISI and InfoCure to enter into this Agreement, each of the Shareholders will enter into (i) the Escrow Agreement in the form of EXHIBIT D and (ii) a Registration Rights Agreement in the form of EXHIBIT E, and each of REID W. SIMMONS, an individual resident of the State of Georgia ("Simmons") and JAMES C. DAVIS, D.M.D., an individual resident of the State of Georgia ("Davis") are entering into (i) a Non-Competition Agreement in the form of EXHIBIT C; (ii) an Employment Agreement in the form of EXHIBIT B-1 or EXHIBIT B-2, as applicable and (iii) an Affiliate's Agreement in the form of EXHIBIT E.

         NOW, THEREFORE, in consideration of the premises, the mutual agreements, provisions and covenants herein contained and other good and valuable consideration, the parties hereto hereby agree as follows:

1.       DEFINITIONS.

         The following terms shall have the following meanings:

         1.1. "AFFILIATE" is used in this Agreement to indicate a relationship with one (1) or more persons and when used shall mean any corporation or organization of which such person is an executive officer, director or partner or is directly or indirectly the beneficial owner of ten percent (10%) or more of any class of equity securities or financial interest therein; any trust or other estate in which such person has a beneficial interest or as to which such person serves as trustee or in any similar fiduciary capacity; any relative or spouse of such person, or any relative of such spouse (such relative being related to the person in question within the second degree); or any person that directly, or indirectly through one (1) or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

         1.2. "AVERAGE PER SHARE CLOSING PRICE" means the average closing price for the InfoCure Common Stock as reported on NASDAQ for the five (5) day trading period ending on the day immediately preceding the Closing Date.

         1.3. "BEST EFFORTS" means the efforts that a prudent Person desirous of achieving a result would reasonably use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits of this Agreement and the Contemplated Transactions to such Person.

         1.4. "BREACH" means a "breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement and will be deemed to have occurred if there is or has been any inaccuracy in or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

         1.5. "CLOSING" is defined in this Agreement in Section 2.8.

         1.6. "CLOSING DATE" is referred to herein as the date on which the Closing occurs.

         1.7. "COMPANY MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, results of operation, business or properties of the Company.

         1.8. "CONSENT" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         1.9. "CONTEMPLATED TRANSACTIONS" means all of the transactions contemplated by this Agreement, including, without limitation:

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                  A. The Merger; and

                  B. The performance by ISI, InfoCure, the Shareholders and the Company of their respective covenants and obligations under this Agreement.

         1.10. "CONTRACT" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         1.11. "DAMAGES" means any loss, liability, claim, damages (including, without limitation, incidental and consequential damages), expense (including, without limitation, costs of investigation and defense and reasonable attorneys'
fees) or diminution of value, whether or not involving a third party.

         1.12. "DISCLOSURE SCHEDULE" means the disclosure schedule delivered by the Company and the Shareholders to ISI and InfoCure concurrently with the execution and delivery of this Agreement.

         1.13. "EFFECTIVE TIME" is defined in this Agreement in Section 2.3.

         1.14. "ENCUMBRANCE" means any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

         1.15. "ENVIRONMENTAL REQUIREMENTS" means federal, state and local laws relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes.

         1.16. "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         1.17. "FACILITIES" means any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company.

         1.18. "GAAP" means generally accepted United States accounting principles, applied on a basis consistent with the basis on which the financial statements referred to in Section 3.4. were prepared.

         1.19. "GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

                                       3
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         1.20. "GOVERNMENTAL BODY" means any domestic or foreign national, state or municipal or other local government or multinational, state or municipal or other local government or multinational body, any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

         1.21. "IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         1.22. "KNOWLEDGE" means an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter, or a prudent individual given his position with the Company could be expected to discover or otherwise become aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving time or has at any time served within the last five (5) years as a director, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         1.23. "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         1.24. "ORDER" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         1.25. "ORDINARY COURSE OF BUSINESS" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                  A. Such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

                  B. Such action is not required to be authorized by the board of directors of such Person or by any Person or group of Persons exercising similar authority.

         1.26. "ORGANIZATIONAL DOCUMENTS" means (i) the Articles of Incorporation and the Bylaws of a corporation; (ii) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person and (iii) any amendment to any of the foregoing.

         1.27. "PERCENTAGE OWNERSHIP" means the percentage of Company Common Stock owned by each Shareholder immediately prior to the Merger, as shown on
SCHEDULE 3.3 hereof.

         1.28. "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         1.29. "PLAN" is defined in Section 3.13.A.

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         1.30. "PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         1.31. "RELATED PERSON" means with respect to a particular individual:

                  A. Each other member of such individual's Family;

                  B. Any Person that is directly or indirectly controlled by such individual or one (1) or more members of such individual's Family;

                  C. Any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  D. Any Person with respect to which such individual or one (1) or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

                  A. Any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  B. Any Person that holds a Material Interest in such specified Person;

                  C. Each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                  D. Any Person in which such specified Person holds a Material Interest;

                  E. Any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  F. Any Related Person of any individual described in clause B. or C.

         For purposes of this definition, (i) the "Family" of an individual includes (1) the individual's spouse and former spouses; (2) any other natural person who is related to the individual or the individual's spouse within the second degree and (3) any other natural person who resides with such individual and (ii) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least five percent (5%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least five percent (5%) of the outstanding equity securities or equity interests in a Person.

         1.32. "REPRESENTATIVE" means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         1.33. "SECURITIES ACT" means the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         1.34. "TAX RETURNS" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Body in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

         1.35. "TAXES" means all taxes, charges, fees, levies, interest, penalties, additions to tax or other assessments, including, but not limited to, income, excise, property, sales, use, value added and franchise taxes and customs duties, imposed by any Governmental Body and any payments with respect thereto required under any tax-sharing agreement.

         1.36. "THREATENED" means a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

2.       MERGER.

         2.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Georgia Business Corporation Code (the "GBCC"), the Company shall be merged with and into ISI at the Effective Time (the "Merger"), the separate existence of the Company shall cease, and ISI shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Time. (ISI is sometimes hereinafter referred to as the "Surviving Corporation").

         2.2. Effect of the Merger. The Surviving Corporation shall possess all the rights, powers, franchises and authority, both public and private, and be subject to all the restrictions, disabilities and duties, of the Company; shall be vested with all assets and property, real, personal and mixed, and every interest therein, wherever located, belonging to the Company; and shall be liable for all the obligations and liabilities of the Company, all with the effect set forth in the GBCC.

         2.3. Consummation of the Merger. On the Closing Date, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the State of Georgia the Certificate of Merger (the time of such filing being the "Effective Time").

         2.4. Articles of Incorporation; Bylaws; Directors and Officers. The Articles of Incorporation, as amended, of ISI shall be the Articles of Incorporation of the Surviving

Corporation and thereafter shall continue to be its Articles of Incorporation (until amended as provided under the GBCC).

         The Bylaws of ISI, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation and thereafter shall continue to be its bylaws (until amended as provided therein and under the GBCC).

         2.5. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of ISI, the Company or the
Shareholders:

                  A. Each share of the capital stock of ISI issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and shall not be affected by the Merger.

                  B. Each share of the common stock of the Company (the "Company Common Stock") issued and outstanding as of the Effective Time shall be converted, subject to Section 8.1.C., into the right to receive 114.4 shares of InfoCure Common Stock (the "Exchange Ratio").

                  C. As of the Effective Time, all such shares of the Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent only the right to receive a certificate representing the shares of InfoCure Common Stock into which such Company Common Stock was converted in the Merger. The holders of such certificates previously evidencing such shares of the Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of the Company Common Stock as of the Effective Time except as otherwise provided herein or by law. Such certificates previously representing shares of the Company Common Stock shall be exchanged for certificates representing whole shares of InfoCure Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of this Section 2.5.C., without interest. No fractional shares of InfoCure Common Stock will be issued in connection with the Merger, but in lieu thereof, the holder of any shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of InfoCure Common Stock shall receive cash in an amount equal to the value of such fractional shares, which shall be equal to the fraction of a share of InfoCure Common Stock that would otherwise be issued multiplied by Twenty-Four and No/100 Dollars ($24.00).

         2.6. Deposit of Shares in Escrow. Upon issuance of the certificates representing the InfoCure Common Stock issuable to the Shareholders by virtue of the Merger, InfoCure shall cause to be delivered into escrow stock certificates representing one hundred fourteen thousand four hundred (114,400) shares of InfoCure Common Stock (the "Escrow Shares"), in accordance with the terms of the Escrow Agreement in the form of EXHIBIT D hereto. The Escrow Agreement sets forth the conditions under which the Escrow Shares shall be delivered to the Shareholders.

         2.7. Closing. Subject to termination of this Agreement as provided in
Section 8., the closing of the transactions provided for herein (the "Closing") shall take place at the offices of

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Morris, Manning & Martin, L.L.P., Suite 1600, 3343 Peachtree Road, N.E.,
Atlanta, Georgia 30326 at 2:00 P.M., Eastern Standard Time, on or before February 12, 1999.

         2.8. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation or InfoCure shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS.

         The Company and the Shareholders, jointly and severally, represent and warrant to ISI and InfoCure as follows:

         3.1. Organization, Good Standing, Corporate Power and Subsidiaries.

                  A. SCHEDULE 3.1 of the Disclosure Schedule contains a complete and accurate list of the Company's name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each).

         The Company is a corporation duly organized, validly existing, and in good standing under the laws of Georgia, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under its Contracts.

         The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified or licensed would not result in a Company Material Adverse Effect.

                  B. The Company has delivered to ISI copies of the Organizational Documents of the Company, as currently in effect.

                  C. The Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

         3.2. Authority; No Conflict.

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
                  A. The Company has the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and all agreements to which the Company is or will be a party that are required to be executed pursuant to this Agreement (the "Company Ancillary Agreements"). The execution, delivery and performance of this Agreement and the Company Ancillary Agreements have been duly and validly approved by the Company Board of Directors and the Shareholders, as required by applicable law.

         This Agreement and the Company Ancillary Agreements are, or when executed and delivered by the Company will be, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies; provided, however, that the Company Ancillary Agreements will not be effective until the earlier of the date set forth therein or the Effective Time.

         The Company has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Company Ancillary Agreements and to perform its obligations under this Agreement and the Company Ancillary Agreements.

                  B. Except as set forth in SCHEDULE 3.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement and the Company Ancillary Agreements nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                           (i) Contravene, conflict with, or result in a
violation of (1) any provision of the Organizational Documents of the Company or
(2) any resolution adopted by the Board of Directors or the stockholders of the Company;

                           (ii) Contravene, conflict with, or result in a
violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company, or any of the assets owned or used by the Company, may be subject;

                           (iii) Subject to the filing of the Certificate of
Merger with the Georgia Secretary of State, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by the Company;

                           (iv) Cause the Company to become subject to, or to
become liable for the payment of, any Tax;

                           (v) To the Company's Knowledge, cause any of the
assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                           (vi) Contravene, conflict with, or result in a
violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; or

                           (vii) Result in the imposition or creation of any
Encumbrance upon or with respect to any of the assets owned or used by the Company.

                  C. Except as set forth in SCHEDULE 3.2 of the Disclosure Schedule, the Company is not or will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement and the Company Ancillary Agreements or the consummation or performance of any of the Contemplated Transactions.

         3.3. Capitalization. The total authorized capital stock of the Company consists of ten thousand (10,000) shares of Common Stock par value per share, of which ten thousand (10,000) shares are issued and outstanding as of the Closing Date, and all of which issued and outstanding shares of the Company Common stock are held of record and (assuming exercise of all outstanding options) owned by the Persons set forth on SCHEDULE 3.3.

         All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Other than as set forth on SCHEDULE 3.3, there are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company.

         None of the outstanding equity securities or other securities of the Company were issued in violation of the Securities Act or applicable state securities laws. The Company does not own, nor does it have any Contract to acquire, any equity securities or other securities of any Person (other than the Company) or any direct or indirect equity or ownership interest in any other business.

         Except as disclosed on SCHEDULE 3.3, there are no stock appreciation rights, options, warrants, conversion privileges or pre-emptive or other rights or agreements outstanding to purchase or otherwise acquire any of the Company's capital stock; there are no options, warrants, conversion privileges or pre-emptive or other rights or agreements to which the Company is a party involving the purchase or other acquisition of any share of the Company's capital stock; there is no liability for dividends accrued, but unpaid; and there are no voting agreements, right of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of the Company's outstanding securities.

         3.4. Financial Statements. The Company has delivered to ISI and InfoCure, as set forth on SCHEDULE 3.4, the audited balance sheet of the Company as of December 31, 1998, and the related statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, prepared by the accounting firm of BDO Seidman, L.L.P. in accordance with GAAP consistently applied (collectively, the "Financial Statements").

         The Financial Statements and notes, if any, have been prepared on an accrual basis and fairly present in all material respects the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP.

         No financial statements of any Person, other than the Company, are required by GAAP to be included in the Financial Statements of the Company.

         3.5. Books and Records. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to ISI and InfoCure, are complete and correct in all material respects and have been maintained in accordance with sound business practices.

         The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of Company, and no material action has been taken at any meeting for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

         3.6. Real Property Interests. The Company owns no real property.
SCHEDULE 3.6 of the Disclosure Schedule contains a complete and accurate list of all leaseholds or other interests in real property of the Company. The Company has delivered or made available to ISI and InfoCure copies of the lease agreements and other instruments by which the Company acquired such leasehold and other real property interests.

         3.7. Condition and Sufficiency of Assets. Except as set forth on
SCHEDULE 3.7 of the Disclosure Schedule, to the Company's Knowledge, the buildings, plants, structures and equipment of the Company are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put.

         3.8. Accounts Receivable. All accounts receivable of the Company that are reflected on the Financial Statements or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business.

         Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Financial Statements or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice).

         Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within one hundred fifty
(150) days after the later of: (i) the Closing Date or (ii) the day on which it first becomes due and payable. To the Knowledge of the Company, there is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

         SCHEDULE 3.8 of the Disclosure Schedule contains a materially complete and accurate list of all Accounts Receivable as of December 31, 1998, which list sets forth the aging of such Accounts Receivable.

         3.9. Inventory. All inventory of the Company, whether or not reflected in the Financial Statements, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Financial Statements or on the accounting records of the Company as of the Closing Date, as the case may be.

         The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

         3.10. No Undisclosed Liabilities. Except as set forth in SCHEDULE 3.10 of the Disclosure Schedule, the Company has no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for liabilities or obligations reflected or reserved against in the Financial Statements and current liabilities incurred in the Ordinary Course of Business since December 31, 1998.

         3.11. Taxes.

                  A. Except as set forth on SCHEDULE 3.11 to the Disclosure Schedule and except for sales, use and value added taxes (with respect to which no representations or warranties are given under this Agreement), the Company has timely filed all Tax Returns and reports required to be filed by it, including, without limitation, all federal, state and local Tax Returns, and has paid in full or made adequate provision by the establishment of reserves for all taxes and other charges which have become due or which are attributable to the conduct of the Company's business prior to Closing. The Company will continue to make adequate provision for all such taxes and other charges for all periods through the Closing Date.

         Except as set forth on SCHEDULE 3.11 to the Disclosure Schedule, the Company has no Knowledge of any tax deficiency proposed or Threatened against the Company. There are no tax liens upon any property or assets of the Company to secure the payment of any delinquent taxes.

         Except as set forth on SCHEDULE 3.11 to the Disclosure Schedule, the Company has made all payments of estimated taxes when due in amounts sufficient to avoid the imposition of any penalty.

                  B. Except as set forth on SCHEDULE 3.11, all taxes and other assessments and levies which the Company was required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental entity.

                  C. Except as set forth in SCHEDULE 3.11 to the Disclosure Schedule, the federal and state income Tax Returns and local Tax Returns, if any, of the Company have never been audited by the income tax authorities, nor are any such audits in process. Except as set forth in SCHEDULE 3.11 to the Disclosure Schedule, there are no outstanding agreements or waivers extending the statute of limitations applicable to any federal or state income Tax Returns of the Company for any period.

                  D. Under its contracts with its customers for sales or licenses of Software (as defined in Section 3.22. below), to the Knowledge of the Company, such customers are liable for any and all sales or use taxes imposed by virtue of or with respect to such sales or licenses.

                  E. The Company has a taxable year ending on December 31 in each year.

                  F. There are no contracts, agreements, plans or arrangements, including, without limitation, the provisions of this Agreement, covering any employee's or former employee's employment with the Company that, individually or collectively, could give rise to the payment of any amount (or a portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

                  G. The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code applied to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                  H. The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's books and records in all material respects.

         3.12. No Material Adverse Change. Since December 31, 1998, there has not been any material adverse change in the business, operations, properties, assets, or financial condition of the Company, and no event has occurred and no circumstance exists that may result in such a material adverse change other than with respect to general domestic or international economic conditions.

         3.13. Employee Benefits Matters.

                  A. SCHEDULE 3.13.1 lists all plans, programs, and similar agreements, commitments or arrangements, whether oral or written, maintained by or on behalf of the Company or any other party that provide benefits or compensation to, or for the benefit of, current or former employees of the Company ("Plan" or "Plans"). Except as set forth on SCHEDULE 3.13.1 to the Disclosure Schedule only current and former employees of the Company participate in the Plans. Copies of all Plans and, to the extent applicable, all related trust agreements, actuarial reports, and valuations for the most recent three
(3) years, all summary plan descriptions, prospectuses, Annual Report Form 5500s or similar forms (and attachments thereto) for the most recent three (3) years, all Internal Revenue Service determination letters, and any related documents requested by ISI or InfoCure, including all amendments, modifications and supplements thereto, have been delivered to ISI or InfoCure, and all of the same are or will be true, correct and complete in all material respects.

                  B. With respect to each Plan to the extent applicable:

                           (i) No litigation or administrative or other
proceeding is pending involving such Plan, nor to the Company's Knowledge is any litigation or administrative or other proceeding Threatened involving such Plan;

                           (ii) To the Knowledge of the Company, such Plan has
been administered and operated in substantial compliance with, and has been amended to comply with all applicable laws, rules, and regulations, including, without limitation, ERISA, the Internal Revenue Code, and the regulations issued under ERISA and the Internal Revenue Code;

                           (iii) The Company and its predecessors, if any, have
made and as of the Closing Date will have made or accrued, all payments and contributions required, or reasonably expected to be required, to be made under the provisions of such Plan or required to be made under applicable laws, rules and regulations, with respect to any period prior to the Closing Date, such amounts to be determined using the ongoing actuarial and funding assumptions of the Plan;

                           (iv) Such Plan is fully funded in an amount
sufficient to pay all liabilities accrued (including liabilities and obligations for health care, life insurance and other benefits after termination of employment) and claims incurred to the date hereof;

                           (v) On the Closing Date such Plan will be fully
funded in an amount sufficient to pay all liabilities accrued (including liabilities and obligations for health care, life insurance and other benefits after termination of employment) and claims incurred to the Closing Date, or adequate reserves will be set up on the Company's books and records, or paid-up insurance will be provided therefor; and

                           (vi) Such Plan has been administrated and operated
only in the ordinary and usual course and in accordance with its terms.

         3.14. Compliance With Legal Requirements; Governmental Authorizations.

                  A. Except as set forth in SCHEDULE 3.14 of the Disclosure
Schedule:

                           (i) The Company is, and at all times since December
31, 1998 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets except where the failure to comply with a Legal Requirement would not have a Company Material Adverse Effect;

                           (ii) No event has occurred or circumstance exists
that (with or without notice or lapse of time) (1) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement or (2) to the Company's Knowledge, may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature except for events or circumstances which in the aggregate would not have a Company Material Adverse Effect; and

                           (iii) The Company has not received, at any time since
December 31, 1998, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (1) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement or (2) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  B. SCHEDULE 3.14 of the Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by the Company and that, in each case, is material to the conduct of the Company's business. Each Governmental Authorization listed or required to be listed in SCHEDULE 3.14 of the Disclosure Schedule is valid and in full force and effect. Except as set forth in SCHEDULE 3.14 of the Disclosure
Schedule:

                           (i) The Company is, and at all times since December
31, 1998 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in
SCHEDULE 3.14 of the Disclosure Schedule;

                           (ii) No event has occurred or circumstance exists
that may (with or without notice or lapse of time) (1) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in
SCHEDULE 3.14 of the Disclosure Schedule or (2) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in SCHEDULE 3.14 of the Disclosure Schedule;

                           (iii) The Company has not received, at any time since
December 31, 1998, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (1) any actual or alleged violation of or failure to comply with any term or requirement of any Governmental Authorization or (2) any actual or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                           (iv) All applications required to have been filed for
the renewal of the Governmental Authorizations listed or required to be listed in SCHEDULE 3.14 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

         The Governmental Authorizations listed in SCHEDULE 3.14 of the Disclosure Schedule collectively constitute all of the Governmental Authorizations that are material to the conduct of the Company's business in the manner it is currently conducted and to operate such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

         3.15. Legal Proceedings; Orders.

                  A. Except as set forth in SCHEDULE 3.15 of the Disclosure Schedule, there is no pending Proceeding:

                           (i) That has been commenced by or against the Company
and received by or on behalf of the Company or, to the Knowledge of the Company, that otherwise relates to or may affect the business of, or any of the assets owned or used by the Company; or

                           (ii) That challenges, or that may have the effect of
preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         To the Knowledge of the Company, (i) no such Proceeding has been Threatened and (ii) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Company has delivered to ISI and InfoCure copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in
SCHEDULE 3.15 of the Disclosure Schedule. The Proceedings listed in SCHEDULE
3.15 of the Disclosure Schedule will not have a Company Material Adverse Effect.

                  B. Except as set forth in SCHEDULE 3.15 of the Disclosure
Schedule:

                           (i) There is no Order to which the Company, or any of
the assets owned or used by the Company, is subject; and

                           (ii) No officer, director, or, to the Knowledge of
the Company, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

                  C. Except as set forth in SCHEDULE 3.15 of the Disclosure
Schedule:

                           (i) The Company is, and at all times since December
31, 1998 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject, except where the failure to comply would not have a Company Material Adverse Effect;

                           (ii) To the Knowledge of the Company, no event has
occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

                           (iii) The Company has not received, at any time since
December 31, 1998, any written notice from any Governmental Body or any other Person regarding any actual or alleged violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

         3.16. Absence of Certain Changes and Events. Except as set forth in
SCHEDULE 3.16 of the Disclosure Schedule, since December 31, 1998, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

                  A. Change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  B. Amendment to the Organizational Documents of the Company;

                  C. Payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                  D. Adoption of, or substantial increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

                  E. Damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance that had a Company Material Adverse Effect;

                  F. Entry into, termination of, or receipt of notice of termination of any Contract or transaction involving a total remaining commitment by or to the Company of at least Ten Thousand and No/100 Dollars ($10,000.00);

                  G. Sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Software and Intangibles;

                  H. Cancellation or waiver of any claims or rights with a value to the Company in excess of Five Thousand and No/100 Dollars ($5,000.00);

                  I. Material change in the accounting methods used by the Company; or

                  J. Agreement, whether oral or written, by the Company to do any of the foregoing.

         3.17. Contracts; No Defaults.

                  A. SCHEDULE 3.17(a) of the Disclosure Schedule contains a complete and accurate list, and the Company has delivered to ISI and InfoCure true and complete copies, of:

                           (i) Each type of customer Contract in existence as of
the date of this Agreement that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of Seven Thousand Five Hundred and No/100 Dollars ($7,500.00);

                           (ii) Except for customer Contracts and inventory and
equipment purchase orders incurred in the Ordinary Course of Business, each Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of Seven Thousand Five Hundred and No/100 Dollars ($7,500.00);

                           (iii) Except for customer Contracts and inventory and
equipment purchase orders incurred in the Ordinary Course of Business, each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of Seven Thousand Five Hundred and No/100 Dollars ($7,500.00);

                           (iv) Each lease, rental or occupancy agreement,
license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than Seven Thousand Five Hundred and No/100 Dollars ($7,500.00) and with terms of less than one (1) year);

                           (v) Each licensing agreement or other Contract with
respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Software and Intangibles;

                           (vi) Each collective bargaining agreement and other
Contract to or with any labor union or other employee representative of a group of employees;

                           (vii) Each joint venture, partnership, and other
Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                           (viii) Each Contract containing covenants that in any
way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

                           (ix) Each Contract providing for payments to or by
any Person based on sales, purchases, or profits, other than direct payments for goods;

                           (x) Each power of attorney relating to the Company
that is currently effective and outstanding;

                           (xi) Each Contract entered into other than in the
Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                           (xii) Each Contract for capital expenditures in
excess of Seven Thousand Five Hundred and No/100 Dollars ($7,500.00);

                           (xiii) Each written warranty, guaranty, and or other
similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

                           (xiv) Each amendment, supplement, and modification in
respect of any of the foregoing.

                  B. Except as set forth in SCHEDULE 3.17(b) of the Disclosure Schedule, to the Knowledge of the Company, no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (i) engage in or continue any conduct, activity, or practice relating to the business of the Company or (ii) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

                  C. Except as set forth in SCHEDULE 3.17(c) of the Disclosure Schedule, each Contract identified or required to be identified in SCHEDULE 3.17(a) of the Disclosure Schedule is in full force and effect.

                  D. Except as set forth in SCHEDULE 3.17(d) of the Disclosure
Schedule:

                           (i) The Company is, and at all times since December
31, 1998 has been, in full compliance with all material terms and requirements of each Contract involving an amount of value in excess of Five Thousand and No/100 Dollars ($5,000.00) under which such Company has or had any obligation or liability or by which such Company or any of the assets owned or used by such Company is or was bound;

                           (ii) Each other Person that has or had any obligation
or liability under any Contract involving an amount of value in excess of Five Thousand and No/100 Dollars ($5,000.00) under which the Company has or had any rights is, and at all times since December 31, 1998 has been, in full compliance with all material terms and requirements of such Contract;

                           (iii) No event has occurred or circumstance exists
that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Contract involving an amount of value in excess of Five Thousand and No/100 Dollars ($5,000.00); and

                           (iv) The Company has not given to or received from
any other Person, at any time since December 31, 1998, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

                  E. There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

                  F. The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

         3.18. Insurance.

                  A. The Company has delivered to ISI and InfoCure:

                           (i) True and complete copies of all policies of
insurance to which the Company is a party;

                           (ii) True and complete copies of all pending
applications for policies of insurance; and

                           (iii) Any statement by the auditor of the Company's
financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

                  B. Except as set forth on SCHEDULE 3.18(b) of the Disclosure
Schedule:

                           (i) To the Company's Knowledge, all policies to which
the Company is a party or that provide coverage to the Company, or any director of the Company:

                                    (1) Are in full force and effect, except as
to matters or defaults which in the aggregate, would not have a Company Material Adverse Effect;

                                    (2) Taken together in the reasonable
judgment of the Company, provide adequate insurance coverage for the assets and the operations of the Company for all risks to which the Company is normally exposed;

                                    (3) Are sufficient for compliance with all
Legal Requirements and Contracts to which the Company is a party or by which it is bound;

                                    (4) Will continue in full force and effect
following the consummation of the Contemplated Transactions; and

                                    (5) Do not provide for any retrospective
premium adjustment or other experienced-based liability on the part of the Company.

                           (ii) The Company has not received any notice of
cancellation or other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                           (iii) The Company has paid all premiums due and has
otherwise performed all of its obligations under each policy to which the Company is a party or that provides coverage to the Company or any director thereof.

                           (iv) The Company has given notice to the insurer of
all existing claims that may be insured thereby.

         3.19. Environmental Matters. Except as set forth in SCHEDULE 3.19 of the Disclosure Schedule, the Company has obtained and is in compliance with all permits, licenses and other authorizations (collectively, "Permits") required to do business by Environmental Requirements. To the Company's Knowledge, there are no conditions, circumstances, activities, practices, incidents, or actions (collectively, "Conditions") resulting from the conduct of its business which Conditions may reasonably form the basis of any claim or suit against the Company based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling by the Company, or the emission, discharge, release or Threatened release by the Company into the environment, of any pollutant, contaminant, or hazardous or toxic materials, substances or wastes.

         3.20. Employees.

                  A. SCHEDULE 3.20 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation and any change in compensation since December 31, 1998; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, or any other employee benefit plan or any director Plan.

                  B. No employee or director of the Company is to the Company's Knowledge a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his or her duties as an employee or director of the Company or the Surviving Corporation or (ii) the ability of the Company or the Surviving Corporation to conduct its business in the manner presently conducted, including any Proprietary Rights Agreement with the Company by any such employee or director. To the Company's Knowledge, no director, officer, or other key employee of the Company intends to terminate his employment with the Company or, following the Merger, with the Surviving Corporation.

                  C. SCHEDULE 3.20 of the Disclosure Schedule also contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage and other benefits.

                  D. The Company has no employment contract or consulting agreement currently in effect that is not terminable at will without penalty or payment of compensation by the Company.

                  E. The Company (i) has never been and is not now subject to a union organizing effort; (ii) is not subject to any collective bargaining agreement with respect to any of its employees; (iii) is not subject to any other contract, written or oral, with any trade or labor union, employee's association or similar organization and (iv) to its Knowledge, has no material current labor dispute.

         3.21. Government Contracts. The Company has no business contracts with any independent or executive agency, division, subdivision, audit group or procuring office of the federal government or of a state government, including any prime contractor of the federal government and any higher level subcontractor of a prime contractor of the federal government, and including any employees or agents thereof, in each case acting in such capacity.

         3.22. Intellectual Property Rights of the Company.

                  A. Definitions. As used in this Agreement, and in addition to any other terms defined in this Agreement, the following terms shall have the following meanings.

                           (i) "Software" means any computer program, operating
system, applications system, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, technical manuals, compilation procedures, execution procedures, flow charts, programmers notes, user manuals and other documentation thereof, whether in machine-readable form, programming language or any other language or symbols and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

                           (ii) "Owned Software" means all Software owned by the
Company, whether purchased from a third party, developed by or on behalf of the Company, currently under development or otherwise.

                           (iii) "Customer Software" means all Software, other
than the Owned Software, that is either (1) offered or provided by Company, directly or through Distributors, to customers of the Company or (2) used by the Company to provide information or services to customers of Company for a fee.

                           (iv) "Company Software" means the Owned Software and
the Customer Software.

                           (v) "Other Software" means all Software, other than
the Company Software, that is licensed by the Company from third parties or otherwise used by the Company for any purpose whatsoever.

                           (vi) "Distributor" means the Company and any other
person or entity that has been authorized by the Company to sell, license or offer to sell or license any Owned Software, other than an employee of Company. Distributors may include, without limitation, value added resellers, original equipment manufacturers, dealers, sales agents, and distributors.

                           (vii) "Distributor Agreement" means a license
agreement or other written or oral agreement or permission between the Company and a Distributor.

                           (viii) "Customer License Agreement" means a license
agreement or other written or oral agreement or permission, other than a Distributor Agreement, by which the Company has granted to any third party any rights regarding the Company Software or any Intangibles thereof.

                           (ix) "Supplier License Agreement" means a license
agreement or other written or oral agreement or permission by which a third party has granted to the Company any rights regarding any Software or any Intangibles thereof.

                           (x) "Registration" means any governmental filing,
whether federal, state, local, foreign or otherwise, related to Software or any Intangible, including, without limitation, all registrations of patents, copyrights, trademarks, service marks, trade names, and maskworks, and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof.

                           (xi) "Intangible" means:

                                    (1) Patents, patent applications, patent
disclosures, all re-issues, divisions, continuations, renewals, extensions and continuation-in-parts thereof and improvements thereto;

                                    (2) Trademarks, service marks, trade dress,
logos, trade names, and corporate names and registrations and applications for Registration thereof and all goodwill associated therewith;

                                    (3) Copyrights, Registrations thereof and
applications for Registration thereof;

                                    (4) Maskworks, Registrations thereof and
applications for Registration thereof;

                                    (5) Trade secrets and confidential business
information (including ideas, formulas, compositions, inventions, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, drawings, flow charts, processes, ideas, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information);

                                    (6) All rights necessary to prevent claims
of invasion of privacy, right of publicity, defamation, infringement of moral rights, or any other causes of action arising out of the use, adaptation, modification, reproduction, distribution, sale, or exhibition of the applicable Software;

                                    (7) All income, royalties, Damages and
payments due at Closing or thereafter with respect to the Owned Software, Customer Software, Other Software, or other Intangibles and all other rights thereunder including, without limitation, Damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past, present or future infringements or misappropriations thereof;

                                    (8) All rights to use all of the foregoing
forever; and

                                    (9) All other rights in, to, and under the
foregoing in all countries.

                  B. Identification.

                           (i) SCHEDULE 3.22(b)(i) of the Disclosure Schedule
contains an accurate and complete list and description (including a name, product description, the language in which it is written and the type of hardware platform(s) on which it runs) of the following:

                                    (1) All Owned Software;

                                    (2) All Customer Software; and

                                    (3) All Other Software.

                           (ii) SCHEDULE 3.22(b)(ii) to the Disclosure Schedule:

                                    (1) Contains a complete list of each
Registration of the Company;

                                    (2) Identifies each pending Registration of
the Company;

                                    (3) Identifies each application for or
Registration by the Company regarding the Intangibles and Software of the Company which have been withdrawn, abandoned, or have lapsed or been denied; and

                                    (4) Specifies any advice to the Company with
respect to each such Registration or protectability of the Intangibles and Software, summarizing such advice. SCHEDULE 3.22 indicates the Company's basis for its claim of ownership of such items or the source of the Company's right to use such items.

                                    (iii) SCHEDULE 3.22(b)(iii) to the
Disclosure Schedule identifies each Customer License Agreement, together with the term thereof, and each source code escrow agreement entered into by the Company and relating to any Intangibles and Software identified in such Customer License Agreement.

                                    (iv) SCHEDULE 3.22(b)(iv) to the Disclosure
Schedule identifies each Distributor Agreement, together with the term thereof, and each source code escrow agreement entered into by the Company and relating to any Intangibles and Software identified in such Distributor Agreement.

                                    (v) SCHEDULE 3.22(b)(v) to the Disclosure
Schedule identifies each Supplier License Agreement, together with the term thereof, all royalties or other amounts due thereon, and each source code escrow agreement entered into by the provider or licensor thereof running to the benefit of the Company and relating to any Intangibles and Software identified in such Supplier License Agreement.

                  C. Ownership and Right to License.

                           (i) Except as set forth in SCHEDULE 3.22(c) of the
Disclosure Schedule, the Company owns the Owned Software and Intangibles attributable to the Owned Software, as used or required to operate the Company's businesses as currently conducted, free and clear of any liens, claims, charges or encumbrances which would materially affect the use of the Owned Software in connection with the operation of the Company's business as currently conducted.

                           (ii) Except as set forth in SCHEDULE 3.22(c) of the
Disclosure Schedule, the Company has received written license agreements granting the full right to use all of the Customer Software and Other Software, and Intangibles attributable thereto, as used or required to operate the Company's businesses as currently conducted, free and clear of any liens, claims charges or encumbrances which would materially and adversely affect the use of such Software in connection with the operation of the Company's business as currently conducted. Neither the Company nor the Shareholders have any Knowledge that such written license agreements are from a source other than a Person who is authorized to grant the rights granted to Company therein.

                           (iii) Except as set forth in SCHEDULE 3.22(c), no
rights of any third party not previously obtained are necessary to market, license, sell, modify, update, and/or create derivative works for any Software as to which the Company takes any such action in its business as currently conducted and as contemplated in the future in accordance with the Company's written business plans.

                           (iv) Except as set forth in SCHEDULE 3.22(c) of the
Disclosure Schedule, none of the Software or Intangibles listed in SCHEDULE 3.22, or their respective past or current uses by or through the Company have violated or infringed upon, or is violating or infringing upon, any Software, patent, copyright, trade secret or other Intangible of any Person. The Company has adequately maintained all trade secrets and copyrights with respect to the Owned Software.

         The Company has substantially performed all obligations imposed upon the Company with regard to the Customer Software and Other Software which are required to be performed by the Company on or prior to the date hereof, and neither the Company nor, to the Knowledge of the Company and the Shareholders, any other party, is in breach of or default thereunder in any material respect, nor to Knowledge of the Company and the Shareholders, is there any event which with notice or lapse of time or both would constitute a default thereunder.

                           (v) Except as set forth in SCHEDULE 3.22(c) of the
Disclosure Schedule, to the Knowledge of the Company and the Shareholders, no Person is violating or infringing upon, or has violated or infringed upon at any time, any of the Company's rights to any of the Software or Intangibles listed in SCHEDULE 3.22.

                           (vi) None of the Software or Intangibles listed in
SCHEDULE 3.22 are owned by or registered in the name of any current or former owner, shareholder, partner, director, executive, officer, employee, salesman, agent, customer, or contractor of the Company, nor does any such Person have any interest therein or right thereto, including, but not limited to, the right to royalty payments. Except as set forth in SCHEDULE 3.22, the Company has not granted any third party any exclusive rights related to any Owned Software.

                           (vii) No litigation is pending and no claim has been
made against the Company or, to the Knowledge of the Company and the Shareholders, is Threatened, which contests the right of the Company to sell or license to any Person or entity or use any of the Owned Software, Customer Software or Other Software. No former employer of any employee or consultant of the Company has made a claim against the Company or, to the Knowledge of the Company and the Shareholders against any other Person, that the Company or such employee or consultant is misappropriating or violating the Intangibles of such former employer.

                           (viii) The Company is not a party to nor bound by
and, upon the consummation of the Contemplated Transactions, ISI will not be a party to or bound by (as a result of any acts or agreements of the Company), any license or other agreement requiring the payment by the Company or their assigns of any royalty or license payment, excluding such agreements relating to the Customer Software or Other Software to the extent such royalty or license payment is expressly set forth in SCHEDULE 3.22.

                           (ix) Except as set forth in SCHEDULE 3.22(c), the
Owned Software, Customer Software, and Other Software and the information used by the Company, and the Intangibles thereunder, are fully transferable to ISI.

                           (x) No Software other than the Owned Software,
Customer Software and Other Software is required to operate the business of the Company as currently conducted.

                           (xi) The Company has supplied ISI with correct and
complete copies of representative Customer License Agreements, Distributor Agreements and Supplier License Agreements. Except as set forth in SCHEDULE 3.22(c), all Customer License Agreements, Distributor Agreements and Supplier License Agreements may be assigned to ISI free of cost or expense without obtaining the consent or approval of any other Person. Other than the term of the license grant and the consideration paid for such license grant, the terms and conditions of all Customer License Agreements entered into between the Company and any customer of Company are not materially different from the terms and conditions of the copies of representative Customer License Agreements provided to ISI.

                           (xii) SCHEDULE 3.22(c) identifies all individuals who
have contributed to the development of the Owned Software.

                  D. Performance.

                           (i) Except as set forth in SCHEDULE 3.22(d)(i) of the
Disclosure Schedule, the Company Software substantially:

                                    (1) Performs in accordance with all Company
published specifications for the Company Software;

                                    (2) Complies with all Company published
documentation, descriptions and literature with respect to the Company Software; and

                                    (3) Complies with all representations,
warranties and other requirements specified in all Customer License Agreements and Distributor Agreements.

         Except as set forth in SCHEDULE 3.22(d)(i), no claim has been made or, to the Knowledge of the Company, is Threatened, that the Company Software substantially fails to perform as set forth in the immediately preceding sentence.

                           (ii) Except as set forth in SCHEDULE 3.22(d)(ii), the
Company has substantially complied with all Customer License Agreements, Distributor Agreements and Supplier License Agreements, and to the Knowledge of the Company and the Shareholders, except as set forth in SCHEDULE 3.22, all other parties to such agreements have substantially complied with all provisions thereof and no default or event of default exists under any of the Customer License Agreements, Distributor Agreements and Supplier License Agreements.

                           (iii) Except as set forth in SCHEDULE 3.22(d)(iii),
with respect to the Company Software:

                                    (1) The Company maintains machine-readable
master-reproducible copies, reasonably complete technical documentation and/or user manuals for the most current releases or versions thereof and for all earlier releases or versions thereof currently being supported by the Company.

                                    (2) In each case, the machine-readable copy
substantially conforms to the corresponding source code listing.

                                    (3) Such Company Software for which the
Company possesses source code is written in the language set forth in SCHEDULE 3.22, for use on the hardware set forth in SCHEDULE 3.22 with standard operating systems.

                  E. Such Company Software for which the Company possesses source code can be maintained and modified by reasonably competent programmers familiar with such language, hardware and operating systems.

                  F. Millennium Compliance. Except as set forth in SCHEDULE 3.22(e), the Owned Software and to the Knowledge of the Company and the Shareholders, the Customer Software and Other Software, are "Millennium Compliant." For the purposes of this Agreement "Millennium Compliant" means:

                           (i) The functions, calculations, and other computing
processes of the Owned Software, Customer Software and Other Software (collectively, "Processes") perform in an accurate manner regardless of the date in time on which the Processes are actually performed and regardless of the date input to the Owned Software, Customer Software, and Other Software, whether before, on, or after January 1, 2000, and whether or not the dates are affected by leap years;

                           (ii) The Owned Software, Customer Software, and Other
Software accept, store, sort, extract, sequence, and otherwise manipulate date inputs and date values, and return and display date values, in an accurate manner regardless of the dates used, whether before, on, or after January 1, 2000;

                           (iii) The Owned Software, Customer Software, and
Other Software will function without interruptions caused by the date in time on which the Processes are actually performed or by the date input to the Owned Software, Customer Software, and Other Software, whether before, on, or after January 1, 2000;

                           (iv) The Owned Software, Customer Software, and Other
Software accept and respond to two (2) digit year and four (4) digit year date input in a manner that resolves any ambiguities as to the century in a defined, predetermined, and accurate manner;

                           (v) The Owned Software, Customer Software, and Other
Software display, print, and provide electronic output of date information in ways that are unambiguous as to the determination of the century; and

                           (vi) The Owned Software, Customer Software, and Other
Software have been tested by the Company to determine whether the Owned Software, Customer Software, and Other Software are Millennium Compliant. The Company shall deliver the test plans and results of such tests upon written request from ISI. The Company shall notify ISI immediately of the results of any tests or any claim or other information that indicates the Owned Software, Customer Software, and Other Software are not Millennium Compliant.

                  G. Trade Secrets and Confidential Information. Without limiting any of the foregoing representations and warranties contained in the preceding subparagraphs of this Section 3.22., to the Knowledge of the Company and the Shareholders, no current or former owner, shareholder, partner, director, executive, officer, employee, salesman, agent, customer, or contractor of the Company has disclosed to (without proper obligation of confidentiality) or otherwise used or utilized on behalf of any Person other than the Company, any trade secrets or proprietary information, including, without limitation, the source codes for Company Software.

         All Customer License Agreements, Distributor Agreements, software development agreements, and any other written agreement between the Company and any third party in which trade secrets or confidential information of the Company, the Company's customers, agents, or suppliers are disclosed binds the recipient thereof to take reasonable steps to protect the proprietary rights of the Company and their customers, agents, and suppliers in such trade secrets and confidential information.

         3.23. Certain Payments. Neither the Company nor to the Shareholders' Knowledge any director, officer, agent, or employee of the Company, nor any other Person associated with or acting for or on behalf of the Company, has directly or indirectly:

                  A. Made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services in violation of any Legal Requirement.

                  B. Established or maintained any fund or asset on behalf of the Company that has not been recorded in the books and records of the Company.

         3.24. Relationships With Related Persons. Except as set forth in
SCHEDULE 3.24 of the Disclosure Schedule, no Related Person of the Company has, or since December 31, 1998, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's businesses.

         No Related Person of the Company owns, or since December 31, 1998, has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has:

                  A. A material financial interest in any transaction with the Company; or

                  B. Engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company except for ownership of less than five percent (5%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market.

         Except as set forth in SCHEDULE 3.24 of the Disclosure Schedule, no Related Person of the Company is a party to any Contract or commitment with the Company.

         3.25. Brokers or Finders. None of the Shareholders, the Company or their respective agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         3.26. Disclosure. No representation or warranty made by the Company or the Shareholders in this Agreement or in the Disclosure Schedule, nor any document, written information, statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by the Company or the Shareholders or their respective representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or contained (as of the date made) any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were made.

4.       REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF ISI AND INFOCURE.

         ISI and InfoCure, jointly and severally, hereby represent and warrant to the Company and the Shareholders as follows:

         4.1. Organization. Each of ISI and InfoCure is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and ISI and InfoCure each has all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted. Each of ISI and InfoCure is duly qualified to transact business, and is in good standing, as a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure to so qualify would not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of ISI, InfoCure or their respective subsidiaries taken as a whole.

         4.2. Authorization. Each of ISI and InfoCure has full corporate power and authority to execute and deliver this Agreement and to perform its respective obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby (the "InfoCure/ISI Ancillary Agreements"). The execution and delivery of this Agreement by ISI and InfoCure and the performance by ISI and InfoCure of their respective obligations hereunder and the consummation of the Merger, the InfoCure/ISI Ancillary Agreements and the other transactions provided for herein have been duly and validly authorized by all necessary corporate action on the part of each of ISI and InfoCure. This Agreement and the InfoCure/ISI Ancillary Agreements have been duly executed and delivered by each of ISI and InfoCure and each constitutes the legal, valid and binding agreement of ISI and InfoCure, enforceable against each of ISI and InfoCure in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. Each other agreement to be executed by ISI and InfoCure in connection with this Agreement will be duly executed and delivered by ISI and InfoCure in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         4.3. Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement, and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the

Organizational Documents of ISI or InfoCure; (ii) any Contract material to the business and operations of ISI or InfoCure; (iii) any judgment, decree, injunction or order of any court or governmental authority or agency to which ISI or InfoCure is a party or by which ISI or InfoCure or any of their respective properties is bound or (iv) any statute, law, regulation or rule applicable to ISI or InfoCure, so as to have, in the case of subsections (ii) through (iv) above, a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of ISI or InfoCure and their respective subsidiaries taken as a whole. Except for filing of the Certificate of Merger, no Consent, approval, order or authorization of, or registration, declaration or filing with, any government agency or public or regulatory unit, agency, body or authority with respect to ISI or InfoCure is required in connection with the execution, delivery or performance of this Agreement by ISI or InfoCure or the consummation of the Contemplated Transactions contemplated by this Agreement by ISI or InfoCure, the failure to obtain which would have a material adverse effect upon the assets, liabilities, results of operations, financial condition, business or prospects of ISI or InfoCure and its subsidiaries taken as a whole.

         4.4. Capitalization of InfoCure. The authorized capital stock of InfoCure consists of fifteen million (15,000,000) shares of common stock, $.001 par value per share of which seven million four hundred thirty-two thousand two hundred twenty-four (7,432,224) shares were issued and outstanding as of December 31, 1998, and two million (2,000,000) shares of preferred stock, $.001 par value per share, of which eight hundred fifty thousand and sixty (850,060) shares were issued and outstanding as of December 31, 1998. All shares of InfoCure Common Stock outstanding as of the date hereof are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. None of the outstanding shares of InfoCure Common Stock or other securities of InfoCure was issued in violation of the Securities Act or applicable state securities laws. The shares of InfoCure Common Stock to be issued pursuant to this Agreement have been duly authorized and, when issued, will be validly issued, fully paid, nonassessable, free of preemptive rights and in compliance with the Securities Act and applicable state securities laws.

         4.5. InfoCure SEC Reports. InfoCure has heretofore made available to the Shareholders its Annual Report on Form 10-K for the transition period ended December 31, 1997, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, its Current Reports on Form 8-K or 8-K/A dated November 6, 1998, December 21, 1998 and December 23, 1998, the "InfoCure SEC Reports"). As of their respective dates, the InfoCure SEC Reports did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since September 30, 1998, there has been no material adverse change in the assets, liabilities, results of operations, financial condition, business or prospects of InfoCure and its subsidiaries taken as a whole, and there are no existing facts or circumstances known to the senior management of InfoCure reasonably likely to cause such a material adverse change, other than with respect to general domestic or international economic conditions. Since July 10, 1997, InfoCure has filed all forms, reports and documents with the Securities and Exchange Commission required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act, and the rules and regulations promulgated thereunder, each of which complied as to form, at the time such form, document or report was filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations promulgated thereunder.

         4.6. Litigation. Except as may be disclosed in the InfoCure SEC Reports, there are no suits, arbitrations, actions, claims, complaints, grievances, investigations or proceedings pending or, to the Knowledge of InfoCure or ISI, Threatened against InfoCure or ISI that, if resolved against InfoCure or ISI could be reasonably expected to have a material adverse effect on InfoCure or ISI on their ability to consummate the Merger and the other transactions contemplated hereby.

         4.7. Disclosure. No representation, warranty or covenant made by InfoCure or ISI in this Agreement or any Exhibit hereto contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

         4.8. Certain Proceedings. There is no pending Proceeding that has been commenced against ISI or InfoCure that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the knowledge of ISI or InfoCure, no such Proceeding has been Threatened.

         4.9. Brokers or Finders. Neither ISI or InfoCure nor any of their respective officers or agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

5.       COVENANTS OF THE PARTIES.

         The parties hereto hereby agree as follows with respect to the period from and after the date of this Agreement.

         5.1. Mutual Covenants.

                  A. General. Each of the parties shall use its reasonable efforts to take all action and to do all things necessary, proper or advisable to consummate the Merger and the transactions contemplated by this Agreement (including, without limitation, using its reasonable efforts to cause the conditions set forth in this Section 5. for which they are responsible to be satisfied as soon as reasonably practicable and to prepare, execute and deliver such further instruments and take or cause to be taken such other and further action as any other party hereto shall reasonably request).

                  B. Governmental Matters. Each of the parties shall use its reasonable efforts to take any action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and approvals of any Governmental Body or other third party that it may be required to give, make or obtain in connection with the Merger.

                  C. Pooling of interests. Each of the parties shall use its Best Efforts to cause the Merger to qualify for pooling of interests accounting treatment for financial reporting purposes. Neither the Company nor any Shareholder or affiliate of the Company shall knowingly take any action that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes.

                  D. Tax-Deferred Treatment. Each of the parties shall use its reasonable efforts to cause the Merger to constitute a tax-deferred "reorganization" under section 368(a) of the Code.

                  E. Expenses. Except as expressly otherwise provided herein, ISI and InfoCure on the one hand, and the Company on the other hand (but only up through the Effective Time), shall bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants. After the Effective Time, the Shareholders shall be solely responsible for such fees and expenses relating to themselves or the Company. In the case of termination of this Agreement, the obligation of each party to pay its own expenses shall be subject to any rights of such party arising from a breach of this Agreement by the other party.

                  F. Public Announcements. Unless otherwise required by applicable laws, at all times prior to the earlier of the Effective Time or termination of this Agreement pursuant to Section 8.1., the Company and InfoCure shall consult with each other before issuing any press release with respect to the Merger and shall not issue any such press release prior to such consultation.

                  G. Access. From and after the date of this Agreement until the Effective Time (or the termination of this Agreement), the Company, on the one hand, and ISI and InfoCure, on the other hand, shall permit Representatives of the other to have appropriate access at all reasonable times to the other's premises, properties, books, records, contracts, tax records, documents, customers and suppliers, and any information obtained by any party pursuant to this Section 5.1.G. shall be subject to the provisions of the mutual confidentiality agreement between them dated July 9, 1998, and the confidentiality provisions of that certain Letter of Intent between the parties dated January 7, 1999, which agreements remain in full force and effect.

                  H. Filing of 1998 and 1999 Short Period Income Tax Returns of Company. Messrs. Davis and Simmons shall have prepared and shall file or cause to be filed, at the expense of the Company, with the appropriate federal, state and local government agencies (hereinafter, "Taxing Authorities"), within the time prescribed by law, all required federal, state and local income tax returns of the Company for calendar year 1998 and for the income tax period from January 1, 1999, to immediately prior to the Effective Date (the "Final Returns"), and Shareholders shall be jointly and severally obligated to pay and shall pay, prior to delinquency, all taxes due with respect to the Final Returns, which shall include, without limitation, all taxes arising from all operations and activities of the Company prior to the Effective Date. Prior to the filing of the Final Returns, Simmons shall be appointed an officer of ISI and/or InfoCure, in addition to any other officer position Simmons may hold pursuant to his Employment Agreement, ("Tax Officer") for the sole purpose of causing to be prepared and signing and filing the Final Returns, and Simmons shall have no authority of any other kind or nature whatsoever and no ability to bind ISI and/or InfoCure to any obligation or commitment whatsoever as Tax

Officer. The Final Returns shall be signed by Simmons, in his capacity as Tax Officer, and by the certified public accounting firm (anticipated to be Babush Neiman Kornman & Johnson, LLP) which prepares the Final Returns; and immediately after the Final Returns are signed by Simmons, his position as Tax Officer shall automatically terminate. At least ten (10) business days prior to the date the Final Returns are filed, Simmons shall deliver copies of the proposed Final Returns to ISI and InfoCure for their review and comment. If any Taxing Authority, such as, but not limited to, the Internal Revenue Service or the Georgia Department of Revenue, issues a notice of deficiency to ISI and/or InfoCure with respect to the Final Returns, ISI shall be the party entitled to contest any such deficiency notice; provided, however, that if the Shareholders, or any of the Shareholders, would be obligated to pay such taxes, or to indemnify ISI and/or InfoCure, for, any tax deficiency or liability related thereto, then (i) the Shareholders, as a group, hereby appoint Messrs. Simmons and Davis as their representatives, together with an attorney or accountant of Messrs. Simmons and Davis (whose fees and expenses shall be borne by Shareholders), to participate in the contesting of such deficiency and (ii) neither ISI or InfoCure shall settle or compromise the liability with respect thereto without the prior written consent of Messrs. Simmons and Davis, which consent shall not be unreasonably withheld; provided, that Messrs. Simmons and Davis shall be entitled to consent to any such settlement or compromise on behalf of all of the Shareholders. In the event ISI or InfoCure requests, in writing, a consent of Messrs. Simmons and Davis for any such settlement or compromise and Messrs. Simmons and Davis fail to respond to such request within twenty (20) days of the delivery thereof, then such failure to respond shall constitute consent to such settlement or compromise that shall be binding on the Shareholders.

                  I. Filing of Amended Income Tax Returns of Company. At any time after the Effective Date, Messrs. Davis and Simmons shall have the authority to have prepared and file or cause to be filed, at the expense of Messrs. Davis and Simmons, with the appropriate federal, state and local government agencies (hereinafter, "Taxing Authorities"), within the time prescribed by law, any appropriate or required federal, state and local income tax returns of the Company for any periods ending prior to the Effective Date (the "Amended Returns"), and Shareholders shall be (i) jointly and severally obligated to pay and shall pay any taxes due with respect to the Amended Returns, which shall include, without limitation, all taxes arising from all operations and activities of the Company prior to the Effective Date and (ii) entitled to receive any income tax refunds generated as a result of any such Amended Returns. ISI and/or InfoCure hereby irrevocably appoint Simmons an officer of ISI and/or InfoCure, in addition to any other officer position Simmons may hold pursuant to his Employment Agreement, ("Tax Officer") for the sole purpose of causing to be prepared and signing and filing the Amended Returns, and Simmons shall have no authority of any other kind or nature whatsoever and no ability to bind ISI and/or InfoCure to any obligation or commitment whatsoever as Tax Officer. The Amended Returns shall be signed by Simmons, in his capacity as Tax Officer, and by the certified public accounting firm (anticipated to be Babush Neiman Kornman & Johnson, LLP) which prepares the Amended Returns. Immediately after the Amended Returns are filed, Simmons shall deliver copies of the Amended Returns to ISI and InfoCure. If any Taxing Authority, such as, but not limited to, the Internal Revenue Service or the Georgia Department of Revenue, issues a notice of deficiency to ISI and/or InfoCure with respect to the Amended Returns, ISI shall be the party entitled to contest any such deficiency notice; provided, however, that if the Shareholders, or any of the Shareholders, would be obligated to pay such taxes, or to indemnify ISI and/or InfoCure, for, any tax deficiency or liability related thereto, then (i) the Shareholders, as a group, hereby appoint Messrs. Simmons and Davis as their representatives, together with an attorney or accountant of Messrs. Simmons and Davis (whose fees and expenses shall be borne by Shareholders), to participate in the contesting of such deficiency and (ii) neither ISI or InfoCure shall settle or compromise the liability with respect thereto without the prior written consent of Messrs. Simmons and Davis, which consent shall not be unreasonably withheld; provided, that Messrs. Simmons and Davis shall be entitled to consent to any such settlement or compromise on behalf of all of the Shareholders. In the event ISI or InfoCure requests, in writing, a consent of Messrs. Simmons and Davis for any such settlement or compromise and Messrs. Simmons and Davis fail to respond to such request within twenty (20) days of the delivery thereof, then such failure to respond shall constitute consent to such settlement or compromise that shall be binding on the Shareholders.

         5.2. Covenants of the Company.

                  A. Conduct of the Company's Operations. During the period from the date of this Agreement to the Effective Time or the date of termination of this Agreement, the Company shall use its reasonable efforts to maintain and preserve its business organization and to retain the services of its officers and key employees and maintain relationships with customers, suppliers and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby, without the prior written consent of ISI:

                           (i) Sell, transfer, lease, pledge, mortgage, encumber
or otherwise dispose of any of its personal property or assets other than sales or leases of inventory or licensing of Intellectual Property Assets made in the ordinary course of business.

                           (ii) Make or propose any changes in its Articles of
Incorporation or Bylaws.

                           (iii) Merge or consolidate with any other person or
acquire a material amount of assets or capital stock of any other person or enter into any confidentiality agreement with any person other than in the Ordinary Course of Business.

                           (iv) Other than for normal borrowings in the Ordinary
Course of Business under the Company's existing working capital credit facility, incur, create, assume or otherwise become liable for indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for obligations of any other individual, corporation or other entity, except in the Ordinary Course of Business.

                           (v) Create any subsidiaries.

                  (vi) Enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than salary increases granted in the ordinary course of business.

                  (vii) Change its method of doing business or change any material method or principle of accounting in a manner that is inconsistent with past practice.

                  (viii) Settle any Proceeding, whether now pending or hereafter made or brought involving an amount in excess of Ten Thousand and No/100 Dollars ($10,000.00).

                  (ix) Modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any material Contract to which the Company is a party or any confidentiality agreement to which the Company is a party.

                  (x) Incur or commit to any capital expenditures, obligations or liabilities in respect thereof which in the aggregate exceed or would exceed Ten Thousand and No/100 Dollars ($10,000.00) on a cumulative basis.

                  (xi) Issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any securities of the Company, or rights or obligations convertible into or exchangeable for any securities of the Company, or alter the terms of any presently outstanding options or make any changes, by split-up, combination, reorganization or otherwise in the capital structure of the Company.

                  (xii) Declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock.

                  (xiii) Agree in writing or otherwise to take any of the foregoing actions.

         B. Notification of Certain Matters. The Company and the Shareholders shall give prompt notice to ISI and InfoCure of the occurrence or non-occurrence of any event the occurrence or nonoccurrence of which would cause (i) any Company or Shareholder representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time or (ii) any failure of the Company or any Shareholder to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.2.B. shall not limit or otherwise affect the remedies available hereunder to ISI and InfoCure.

         C. Intellectual Property Matters. The Company shall use its reasonable efforts to preserve its ownership rights to all of the intellectual property ("Intellectual Property") described in Section 3.22. free and clear of any Encumbrances and shall use its reasonable efforts to assert, contest and prosecute any infringement of any issued foreign or domestic patent, trademark, service mark, trade name or copyright that forms a part of the Intellectual Property or any misappropriation or disclosure of any trade secret, confidential information or know-how that forms a part of the Intellectual Property.

                  D. No Solicitation. The Company agrees that during the term of this Agreement or until the consummation of the Merger, it shall not, and shall not authorize or permit any of its directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving the Company, or acquisition or sale of any capital stock (other than upon exercise of outstanding options of the Company) or any material portion of the assets (except for acquisition of assets in the Ordinary Course of Business consistent with past practice) of the Company, or any combination of the foregoing (a "Company Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person other than ISI and InfoCure or its directors, officers, employees, agents and representatives, with respect to any Company Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement.

6.       CONDITIONS.

         6.1. Mutual Conditions. The obligations of the parties hereto to consummate the Merger shall be subject to fulfillment of the following conditions:

                  A. No temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the Merger shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any Governmental Body which prevents the consummation of the Merger.

                  B. InfoCure shall have received a letter, in form and substance reasonably satisfactory to InfoCure, from BDO Seidman, L.L.P. dated the Effective Time stating that the Merger will qualify as a pooling of interests transaction under Opinion No. 16 of the Accounting Principles Board and that the Company on or before the Effective Time has taken no action that could adversely affect the qualification of the Merger as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board.

                  C. No Proceeding shall be instituted by any Governmental Body which seeks to prevent consummation or the Merger or seeking material damages in connection with the transactions contemplated hereby which continues to be outstanding.

         6.2. Conditions to Obligations of ISI and InfoCure. The obligations of ISI and InfoCure to consummate the Merger and the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by ISI and InfoCure:

                  A. Neither any investigation of the Company by ISI or InfoCure, nor the Disclosure Schedule or any supplement thereto nor any other document delivered to ISI and InfoCure as contemplated by this Agreement, shall have revealed any facts or circumstances which, in the sole and exclusive judgment of ISI and InfoCure, reflect in a material adverse way on the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects of the Company.

                  B. The representations and warranties of the Company and the Shareholders set forth in Section 3. shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date).

                  C. The Company and Shareholders shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by such parties hereunder prior to the Effective Time.

                  D. Since the date of this Agreement, there shall not have been any material adverse change in the assets, liabilities, results of operations, business or financial condition of the Company or any material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

                  E. The Company shall have furnished ISI and InfoCure with a certificate dated the Closing Date signed on behalf of it by its President to the effect that the conditions set forth in Sections 6.2.B., C. and D. have been satisfied.

                  F. The Shareholders shall have executed the Registration Rights Agreement, in the form attached hereto as EXHIBIT E.

                  G. The Company and each of the Shareholders shall have executed the Escrow Agreement, in the form attached hereto as EXHIBIT D.

                  H. Each of Simmons and Davis shall have executed a Non-Competition Agreement in the form attached hereto as EXHIBIT C.

                  I. Each of Simmons and Davis shall have executed an Affiliate's Agreement in the form attached hereto as EXHIBIT F.

                  J. Simmons shall have executed an Employment Agreement, in the form of which is attached hereto as EXHIBIT B-1.

                  K. Davis shall have executed an Employment Agreement, in the form attached hereto as EXHIBIT B-2.

                  L. ISI and InfoCure shall have received the legal opinion, dated the Closing Date, of Self & Davis, LLP, counsel to the Company and the Shareholders, in substantially the form attached hereto as EXHIBIT G.

                  M. The Company and the Shareholders shall have obtained all material consents, waivers, approvals, authorizations or orders and made all filings in connection with the authorization, execution and delivery of this Agreement by the Company and the Shareholders and the consummation by each of the transactions contemplated hereby.

         6.3. Conditions to Obligations of the Company and the Shareholders. The obligations of the Company and the Shareholders to consummate the Merger and the other transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by the Company and the Shareholders:

                  A. The representations and warranties of ISI and InfoCure set forth in Section 4. shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date).

                  B. Each of ISI and InfoCure shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time.

                  C. Since the date of this Agreement, there shall not have been any material adverse change in the assets, liabilities, results of operations, business or financial condition of ISI and InfoCure or any material adverse effect on the ability of ISI and InfoCure to consummate the transactions contemplated hereby.

                  D. Each of ISI and InfoCure shall have furnished the Company with a certificate dated the Closing Date signed on its behalf by its Chairman, President or any Vice President to the effect that the conditions set forth in Sections 6.3.A., B. and C. have been satisfied.

                  E. ISI shall have executed the Employment Agreements, in the forms attached hereto as EXHIBITS B-1 and B-2.

                  F. The Company shall have received the legal opinion, dated the Closing Date, of Morris, Manning & Martin, L.L.P., counsel to ISI and InfoCure, substantially in the form attached hereto as EXHIBIT H.

                  G. InfoCure shall have executed the Registration Rights Agreement in the form attached hereto as EXHIBIT E.

                  H. ISI and InfoCure shall have executed the Escrow Agreement in the form attached hereto as EXHIBIT F.

                  I. ISI and InfoCure shall have obtained all material consents, waivers, approvals, authorizations or orders and made all filings in connection with the authorization, execution and delivery of this Agreement by ISI and InfoCure and the consummation by them of the transactions contemplated hereby.

7.       INDEMNIFICATION; REMEDIES.

         7.1. Agreement by Shareholders to Indemnify. Subject to the limitations set forth in Section 7.1.1 and in Section 7.1.2, the Shareholders, severally and not jointly, in proportion to each Shareholder's relative Percentage Ownership, agree that they will indemnify and hold ISI and InfoCure harmless in respect of the aggregate of all indemnifiable Damages of ISI and InfoCure.

         For this purpose, "indemnifiable Damages" of ISI or InfoCure means the aggregate of all Damages incurred or suffered by ISI and InfoCure resulting from:

                  A. Any inaccurate representation or warranty made by the Company or the Shareholders in or pursuant to this Agreement; or

                  B. Any breach of or default in the performance of any of the covenants or agreements made by the Company or the Shareholders in this Agreement.

         The foregoing obligation of the Shareholders to indemnify InfoCure and ISI shall be subject to each of the following principles or qualifications:

                  7.1.1 All representations, warranties and covenants of the Company, the Shareholders, ISI and InfoCure contained in this Agreement will remain operative and in full force and effect for a period ending on the earlier of (i) one (1) year after the Closing and (ii) publication of audited combined financial statements of InfoCure and the Company for the fiscal year ended December 31, 1999.

                  7.1.2 In seeking indemnification for any indemnifiable Damages otherwise payable to ISI or InfoCure under this Agreement following the Closing, ISI and InfoCure, as the case may be, shall exercise its remedies only with respect to those certain escrow shares deposited in escrow pursuant to the Escrow Agreement. Notwithstanding the foregoing, the Shareholders shall be responsible for indemnifiable Damages only to the extent that the aggregate amount of such indemnifiable Damages exceeds Three Hundred Thousand and No/100 Dollars ($300,000.00) and then only for the amount of such excess up to the amount of the escrow shares deposited in escrow pursuant to the Escrow Agreement.

         7.2. Matters Involving Third Parties. If any third party shall notify ISI or InfoCure (the "Indemnified Party") with respect to any matter which may give rise to a claim by ISI or InfoCure for indemnification against the Shareholders (collectively the "Indemnifying Party") under this Section 7. (a "Third Party Claim") then the Indemnified Party shall notify the Indemnifying Party promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent that) the Indemnifying Party thereby is Damaged.

         If the Indemnifying Party notifies the Indemnified Party within fifteen
(15) days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, then:

                  A. The Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party;

                  B. The Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party concludes that the counsel the Indemnifying Party has selected has a conflict of interest);

                  C. The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnified Party (not to be withheld or delayed unreasonably); and

                  D. The Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld or delayed unreasonably).

         If (i) the Indemnifying Party fails to notify the Indemnified Party within fifteen (15) days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof or (ii) the Indemnifying Party notifies the Indemnified Party within fifteen (15) days after the Indemnified Party has given notice of the matter that the Indemnifying Party is not assuming the defense thereof, then the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it may deem appropriate.

         7.3. Appointment of Shareholders' Representative. Each Shareholder constitutes and appoints Reid W. Simmons and James C. Davis, D.M.D. (collectively the "Shareholders' Representative") as his true and lawful attorney-in-fact to act for and on behalf of such Shareholders in all matters relating to or arising out of this Section 7. and the liability or asserted liability of such Shareholder, hereunder, including specifically, but without limitation, accepting and agreeing to the liability of such Shareholder with respect to any indemnification claim, objecting to any indemnification claim, disputing the liability of such Shareholder, or the amount of such liability, with respect to any indemnification claim and prosecuting and resolving such dispute as herein provided, accepting the defense, compromise and settlement of any Third Party Claim on behalf of such Shareholder or refusing to accept the same, settling and compromising the liability of such Shareholder hereunder, instituting and prosecuting such actions (including arbitration proceedings) as the Shareholders' Representative shall deem appropriate in connection with any of the foregoing, retaining counsel, accountants, appraisers and other advisers in connection with any of the foregoing, all for the account of the Shareholder, such Shareholder agreeing to be fully bound by the acts, decisions and agreements of the Shareholder Representative taken and done pursuant to the authority herein granted. Each Shareholder hereby agrees to indemnify and to save and hold harmless the Shareholders' Representative from any liability incurred by the Shareholders' Representative based upon or arising out of any act, whether of omission or commission, of the Shareholders' Representative pursuant to authority herein granted, other than acts, whether of omission or commission, of the Shareholders' Representative that constitute willful misconduct in the exercise by the Shareholders' Representative of the authority herein granted. The death or incapacity of any Shareholder shall not terminate the authority and agency of the Shareholders' Representative. In the event of the resignation of either Reid W. Simmons or James C. Davis, D.M.D., the other party shall continue as Shareholders' Representative hereunder and in the event of the resignation of such other party, the resigning Shareholders' Representative shall appoint a successor either from among the Shareholders or who shall otherwise be acceptable to ISI and InfoCure and who shall agree in writing to accept such appointment, and the resigning Shareholders' Representative's resignation shall not be effective until such a successor shall exist. If the Shareholders' Representative is a natural person and if such Shareholders' Representative should die or become incapacitated, then his successor shall be appointed within thirty (30) days of his death or incapacity by a majority of the Shareholders and such successor either shall be a Shareholder or shall otherwise be acceptable to InfoCure. The choice of a successor Shareholders' Representative appointed in any manner permitted above shall be final and binding upon all of the Shareholders. The decisions and actions of any successor Shareholders' Representative shall be, for all purposes, those of a Shareholders' Representative as if originally named herein.

8.       TERMINATION.

         8.1. Termination Events. This Agreement may, by written notice given at or prior to the Closing Date in the manner hereinafter provided, be terminated:

                  A. By either ISI and InfoCure, on the one hand, or the Company and the Shareholders, on the other hand, if a material Breach shall be made by the other parties hereto with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to the material compliance with any of its representations, warranties or covenants, and such breach cannot be cured prior to the Closing Date and has not been waived;

                  B. (i) By ISI and InfoCure, if all of the conditions set forth in Sections 6.1. and 6.2. shall not have been satisfied on or before the Closing Date, other than through failure of ISI or InfoCure to fully materially comply with its obligations hereunder, and such conditions shall not have been waived by the ISI and InfoCure on or before such date; or

                           (ii) By the Company and the Shareholders if all of
the conditions set forth in Sections 6.1. and 6.3. shall not have been satisfied on or before the Closing Date, other than through failure of the Company or the Shareholders to fully materially comply with its obligations hereunder, and such conditions shall not have been waived by the Company on or before such date;

                  C. By the Shareholders if the Average Per Share Closing Price is less than Twenty-Four and No/100 Dollars ($24.00) and the Shareholders have provided notice to ISI and InfoCure of their intention to terminate this Agreement pursuant to this provision, unless InfoCure and ISI provide notice to the Shareholders within twenty-four (24) hours of receipt of the Shareholders' notice hereunder of InfoCure's agreement to increase the Exchange Ratio to an amount equal (i) the product of (1) the quotient determined by dividing Twenty-Four and No/100 Dollars ($24.00) by the Average Per Share Closing Price, multiplied by (2) 1,144,000, divided by (ii) ten thousand (10,000) shares;

                  D. By mutual consent of the Company, ISI and InfoCure; or

                  E. By either the Company and the Shareholders or ISI and InfoCure if the Closing shall not have occurred, other than through failure of any such party to materially fulfill its obligations hereunder, on or before March 15, 1999, or such later date as may be agreed upon by the parties.

         Each party's right of termination hereunder is in addition to any other rights it may have hereunder or otherwise and the exercise of a right of termination shall not be an election of remedies.

9.       MISCELLANEOUS.

         9.1. Notices. Except as otherwise set forth herein, all notices given in connection with this Agreement shall be in writing and shall be delivered either by personal delivery, by telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by express courier or delivery service, addressed to the parties hereto at the following addresses:

         A. Shareholders: At the addresses set forth on SCHEDULE 1 hereto.

                  With a copy to:

                                    Self & Davis, LLP
                                    Platinum Tower
                                    400 Interstate North Parkway
                                    Suite 1650
                                    Atlanta, Georgia 30339
                                    Attention:  J. Phillip Self, Esq.
                                    Fax No.:  (770) 563-9330

         B.       Company:

                                    OMSystems, Inc.
                                    3120 Crossing Park, N.W.
                                    Norcross, Georgia 30071
                                    Attention:  Reid W. Simmons
                                    James C. Davis, D.M.D.
                                    Fax No.: (770) 263-7719

                  With a copy to:

                                    Self & Davis, LLP
                                    Platinum Tower
                                    400 Interstate North Parkway, Suite 1650
                                    Atlanta, Georgia 30339
                                    Attention:  J. Philip Self, Esq.
                                    Fax No.:  (770) 563-9330

         C.       ISI and InfoCure:

                                    InfoCure Corporation
                                    1765 The Exchange
                                    Suite 450
                                    Atlanta, Georgia 30339
                                    Attention:  Richard E. Perlman
                                    Fax No.:  (770) 857-1300

                  With a copy to:

                                    Morris, Manning & Martin, L.L.P.
                                    1600 Atlanta Financial Center
                                    3343 Peachtree Road, N.E.
                                    Atlanta, Georgia 30326
                                    Attention:  Richard L. Haury, Jr., Esq.
                                    Fax No.:  (404) 365-9532
or at such other address and number as either party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given (i) when received, if sent by telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telecopy or other facsimile means) and (ii) when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

         9.2. Further Assurances. The parties hereto agree to furnish upon request to each other such further information, to execute and deliver to each other such other documents, and to do such other acts and things, all as the other party hereto may at any time reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein.

         9.3. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to herein shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, no claim or right arising out of this Agreement or the documents referred to herein can be discharged by one party hereto, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party hereto; no waiver which may be given by a party hereto shall be applicable except in the specific instance for which it is given; and no notice to or demand on one party hereto shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to herein.

         9.4. Entire Agreement and Modification. This Agreement, including all exhibits and schedules hereto, are intended by the parties to this Agreement as a final expression of their agreement with respect to the subject matter hereof, and are intended as a complete and exclusive statement of the terms and conditions of that agreement. This Agreement may not be modified, rescinded or terminated orally, and no modification, rescission, termination or attempted waiver of any of the provisions hereof (including this Section) shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

         9.5. Assignments, Successors and No Third-Party Rights. This Agreement shall apply to and be binding in all respect upon, and shall inure to the benefit of, the successors and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement, their successors and assigns, and for the benefit of no other person or entity; provided, however, that the parties hereto consent to the assignment of interests in this Agreement, including all exhibits and schedules hereto, as collateral security for the obligations of InfoCure and ISI following the Closing to FINOVA Capital Corporation.

         9.6. Pooling of Interests. If any provision of this Agreement or the application of any such provision to any person or circumstance precludes the use of "pooling of interests" accounting treatment in connection with the transactions contemplated by this Agreement, then such provision shall be of no force and effect to the extent, and solely to the extent necessary to preserve such accounting treatment and in the event, the remainder of this Agreement shall not be affected, and in lieu of such provision there shall be added as part of this Agreement a provision as similar in terms as may be possible for the transactions contemplated by this Agreement to be treated as a "pooling of interests" for accounting purposes.

         9.7. Section Headings, Construction. The headings of articles and sections contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to articles and sections in this Agreement refer to the corresponding articles and sections of this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words "herein," "hereof," "hereby," "hereinabove," "hereinbelow," "hereunder," and words of similar import, refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause or other subdivision hereof.

         9.8. Time of Essence. With regard to all time periods set forth or referred to in this Agreement, time is of the essence.

         9.9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF GEORGIA WITHOUT REGARD TO CONFLICTS OF LAWS, ALL RIGHTS AND REMEDIES BEING GOVERNED BY SUCH LAWS.

         9.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute but one and the same agreement.

         9.11. Reservation of Rights With Respect to Gwaltney Dispute. The parties hereto acknowledge that a bona fide dispute exists related to the interpretation and enforceability of Option Agreement by and between Gwaltney and Davis and Simmons dated March 30, 1990, as amended (hereinafter the "Gwaltney Option Agreement"). The parties acknowledge that Davis and Simmons have maintained the position that Gwaltney has by his conduct waived his rights to acquire OMS Common stock pursuant to the Gwaltney Option Agreement. The parties further acknowledge that Gwaltney has maintained the position that Gwaltney has not by his conduct waived any rights to acquire OMS Common Stock pursuant to the Gwaltney Option Agreement. It is the mutual desire of all parties that they be permitted to execute the Agreement and the Ancillary Agreements without in any way prejudicing their respective positions regarding the aforementioned dispute concerning the Gwaltney Option Agreement. Therefore the parties hereto each specifically reserve any right to pursue any claim concerning the Gwaltney Option Agreement. The parties acknowledge that the Agreement and the Ancillary Agreements shall not be deemed an admission against the interests of any party regarding the Gwaltney Option Agreement. Without limiting the generality of the foregoing, by the execution of the Agreement and the Ancillary Agreement and the issuance and exchange of any stock by any of the parties hereto:

                  A. Gwaltney specifically acknowledges and agrees that Davis and Simmons have hereby reserved the right to seek a judicial determination of their aforementioned claim that Gwaltney has waived his rights to acquire OMS Common stock pursuant to the Gwaltney Option Agreement.

                  B. Davis and Simmons acknowledge and agree that Gwaltney is not admitting that Gwaltney has waived any rights that he has in connection with the Gwaltney Option Agreement and that Gwaltney reserves the right to seek a judicial determination of Gwaltney's rights to acquire OMS Common stock pursuant to the Gwaltney Option Agreement.


                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the Company, ISI and InfoCure, by their duly authorized officers and the Shareholders, individually, have each caused this Agreement and Plan of Merger to be executed as of the date first written above.

                               INFOCURE:

                               InfoCure Corporation



                               By:      /s/
                               Name:    Frederick L. Fine
                               Title:   President


                               ISI:

                               InfoCure Systems, Inc.



                               By:      /s/
                               Name:    Frederick L. Fine
                               Title:   President


                               COMPANY:

                               OMSystems, Inc.



                               By:      /s/
                               Name:    Reid W. Simmons
                               Title:   President

                               SHAREHOLDERS:


                                        /s/                      (SEAL)
                               Reid W. Simmons


                                        /s/                      (SEAL)
                               James C. Davis, D.M.D.

                                   SCHEDULE 1


SHAREHOLDER                   ADDRESS                      TELECOPY NUMBER

Reid W. Simmons               8660 River Trace
                              Roswell, Georgia 30076

James C. Davis, D.M.D.        3564 Tuxedo Road
                              Atlanta, Georgia 30305